UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026 (March 2, 2026)

Commission File No. 000-30053

BILI Social International, Inc.

(Exact name of registrant as specified in its charter)

Florida	22-3084979
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

625 Broad Street

2nd Floor, Suite 240

Newark, New Jersey 07102

(Address of principal executive offices, zip code)

1-888-458-2454

(Registrant’s telephone number, including area code)

Allied Energy, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

As previously announced, on March 2, 2026, the Board of Directors of Allied Enery, Inc., a Florida corporation (the “Company”) approved to (i) change the Company’s name to BILI Social International, Inc. (the “Name Change”), (ii) change the Company’s OTC stock trading symbol (the “Symbol Change”), and (iii) a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) at a ratio of 1-for-500 (the “Reverse Stock Split”). The Company filed an Amendment to the Articles of Incorporation (the “Amended Articles”) with the Secretary of State of the State of Florida on May 28, 2026, to become effective on the effective date as announced by FINRA.

The shareholders of the Company, by written consent of the majority stockholders representing 51.3% of the outstanding voting securities, also approved of the Name Change, Symbol Change, and Reverse Stock Split on March 2, 2026.

The Name Change, Symbol Change, Reverse Stock Split were processed and announced by FINRA on June 4, 2026, and shall take effect in the market on June 5, 2026 (the “Effective Date”). The shares of Common Stock will begin trading on a post-split basis under the trading symbol “AGGID”, temporarily allotted for twenty (20) days. After 20 business days, the symbol will become “BSCL”

In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 019153 204.

Split Adjustment; Treatment of Fractional Shares

As a result of the Reverse Stock Split, on the Effective Date, each five hundred (500) shares of Common Stock outstanding will automatically combine into one (1) new share of Common Stock without any action on the part of the holders, and the number of outstanding shares Common Stock will be reduced from 20,194,429,021 shares to approximately 40,388,859 shares.

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of shares of Common Stock would otherwise be entitled as a result of the Reverse Stock Split (after aggregating all fractional shares such holder would otherwise be entitled to receive), the Company shall pay cash (without interest) for such holder’s fractional share equal to the product of the closing sales price of our Common Stock as reported on the OTC Markets on the trading day immediately preceeding the Effective Date multiplied by the fractional share that such holder would otherwise be entitled to receive. After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares.

Amended Articles

The above description of the Amended Articles reflecting the Name Change and Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Amended Articles, a copy of which is attached hereto as Exhibit 3.1, as filed with the Secretary of State of the State of Florida on May 28, 2026 (effective as of June 5, 2026).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Amended Articles filed with the Secretary of State of the State of Florida on May 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILI Social International, Inc.

Dated: June 4, 2026	/s/ Adrian Capobianco
By: Adrian Capobianco
Chief Executive Officer

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